                                                                   EXHIBIT 99(a)

                      PUBLIC SERVICE COMPANY OF COLORADO
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               January 31, 1996
              This proxy is solicited by the Board of Directors.


        The undersigned, a holder of Common Stock of Public Service Company of Colorado (the "Company") hereby appoints Dr. Doris M. Drury, D.D. Hock, George
B. McKinley, Will F. Nicholson, Jr., and Robert G. Tointon, or any one or more of them, the proxies and attorneys of the undersigned, with power of substitution (the action of a majority of them or their substitutes present and acting to be in any event controlling), to attend the Special Meeting of the Shareholders of the Company on January 31, 1996, and any adjournment or adjournments thereof, and the thereat to vote all the shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Meeting.

1. Approval of the Agreement and Plan of Reorganization, dated as of August 22, 1995, as amended, by and among Public Service Company of Colorado, Southwestern Public Service Company and New Century Energies, Inc.

2. The proxies are also authorized to vote in their discretion upon such other matters incident to the conduct of the meeting as may properly come before the meeting or any adjournment or adjournments thereof.


                                       ADDRESS CHANGE OR COMMENTS


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[X] Please mark your
    votes as in this
    example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted for Item 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                FOR   AGAINST  ABSTAIN   (Having the same effect
1. Approval for the Agreement   [ ]     [ ]      [ ]      as a vote AGAINST)
   and Plan of Reorganization
   (see reverse)


                                                MARK HERE FOR     [ ]
                                                ADDRESS CHANGE
                                                AND NOTE ON
                                                REVERSE SIDE


                                       The shareholder hereby acknowledges
                                       receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus attached thereto.

                                       PLEASE DATE AND SIGN exactly as name
                                       appears on this card indicating, where
                                       proper, official position or
                                       representative capacity. For joint
                                       accounts, each joint owner should sign.


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                                       SIGNATURE(S)                      DATE

                      PUBLIC SERVICE COMPANY OF COLORADO
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               January 31, 1996
              This proxy is solicited by the Board of Directors.

        The undersigned, a holder of Preferred Stock of Public Service Company of Colorado (the "Company") hereby appoints Dr. Doris M. Drury, D.D. Hock, George B. McKinley, Will F. Nicholson, Jr., and Robert G. Tointon, or any one or more of them, the proxies and attorneys of the undersigned, with power of substitution (the action of a majority of them or their substitutes present and acting to be in any event controlling), to attend the Special Meeting of Shareholders of the Company on January 31, 1996, and any adjournment or adjournments thereof, and thereat to vote all the shares of the Preferred Stock of the Company which the undersigned would be entitled to vote if personally present at such Meeting.

1. Approval of the Agreement and Plan of Reorganization, dated as of August 22, 1995, as amended, by and among Public Service Company of Colorado, Southwestern Public Service Company and New Century Energies, Inc.

2. The proxies are also authorized to vote in their discretion upon such other matters incident to the conduct of the meeting as may properly come before the meeting of any adjournment or adjournments thereof.

                                                   ADDRESS CHANGE OR COMMENTS

                                                -----------------------------

                                                -----------------------------

                                                -----------------------------

                                                -----------------------------


[X] Please mark your
    votes as in this
    example.

This proxy, when properly executed, will be voted in the manner directed herein.
 If no direction is made, this Proxy will be voted for Item 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                        FOR     AGAINST     ABSTAIN (Having the same effect as a
                                                     vote AGAINST)
                        [_]       [_]         [_]
1.  Approval of the
    Agreement and Plan
    of Reorganization
    (see reverse)

                                                MARK HERE FOR   [_]
                                                ADDRESS CHANGE
                                                AND NOTE ON
                                                REVERSE SIDE

                                                The shareholder hereby
                                                acknowledges receipt of the
                                                Notice of Special Meeting and
                                                the Joint Proxy
                                                Statement/Prospectus attached
                                                thereto.

                                                PLEASE DATE AND SIGN exactly as
                                                name appears on this card
                                                indicating where proper,
                                                official position or
                                                representative capacity. For
                                                joint accounts, each joint owner
                                                should sign.


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                                                --------------------------------
                                                SIGNATURE(S)                DATE

To Participants in the Employees' Savings and Stock Ownership Plan of Public Service Company of Colorado and Participating Subsidiary Companies:

        As a participant in the Savings Plan, with shares of the Company's Common Stock allocated to your account on December 12, 1995, you may instruct the Trustees how to vote such shares at the Special Meeting of Shareholders to be held January 31, 1996. The Proxy Statement of the Board of Directors is enclosed. Fractional shares shall be combined and voted by the Trustee to the extent possible to reflect the instructions of participants credited with such shares. Your instructions to the Trustee will be held in strictest confidence and will not be divulged to any person, including officers or employees of the Company.

                                                --------------------------------
                                                SIGNATURE(S)

                                                --------------------------------
                                                DATE

                                                Vanguard Fiduciary Trust
                                                Company, Trustee. Please use the
                                                other side of this form in
                                                giving your instructions. Please
                                                mail this card promptly in the
                                                envelope provided.


To Vanguard Fiduciary Trust Company
Trustees of the Employees' Savings and Stock Ownership Plan of Public Service Company of Colorado and Participating Subsidiary Companies: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted for Item 1.

1. Approval of the Agreement and Plan of Reorganization, dated as of August 22, 1995, as amended, by and among Public Service Company of Colorado, Southwestern Public Service Company and New Century Energies, Inc.

        [_] FOR         [_] AGAINST     [_] ABSTAIN (Having the same effect as
                                                     a vote AGAINST)

2. The proxies are also authorized to vote in their discretion upon such other matters incident to the conduct of the meeting as may properly come before the meeting or any adjournment or adjournments thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

The shareholder hereby acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus attached hereto.